                                  EXHIBIT 23.2

                        CONSENT OF HAYNES AND BOONE, LLP


         We hereby consent to the filing of our opinion as an Exhibit to Amendment Number 1 to the Registration Statement on Form S-4 (SEC File Number 333-66185) relating to the Merger (the "Merger") of a wholly-owned subsidiary of Jack Henry & Associates, Inc., with and into Peerless Group, Inc., and to the references to our firm name in such Registration Statement in each place it appears therein in connection with references to our opinion and the tax consequences of the Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                                     /s/   Haynes and Boone, LLP
                                                     HAYNES AND BOONE, LLP



November 9, 1998